CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

SERVICES AGREEMENT

THIS SERVICES AGREEMENT is made and entered into as of September 15, 2004 by and between NATIONWIDE FINANCLU SERVICES, INC., on behalf of its subsidiaries who may offer the Funds (as defined below), including but not limited to those listed on EXHIBIT A (collectively, the “Company”), and AMERICAN CENTURY INVESTMENT SERVICES, INC. (the “Distributor”).

WHEREAS, the Company has been retained by sponsors of employee benefit plans (the “Plans”) established under Sections 401, 403 and 457 of the Internal Revenue Code of 1986, as amended (the “Code”) to provide recordkeeping and related administrative services on behalf of such Plans and the participants under such Plans (the “Participants”), including daily valuation and processing of orders for investment and reinvestment of assets in the various investment options available under the Plans; and

WHEREAS, for certain of the Plans, the Company offers certain group annuity contracts (the “Contracts”) as investment options; and

WHEREAS, Company and Distributor mutually desire the inclusion of the Funds as investment options in trust accounts offered by Company to Plans; and

WHEREAS, the Company wishes to make available as investment options under the Plans, me or more of the classes of shares of the funds made available by Distributor from time to time (the “Funds”), each of which is a series of mutual fund shares registered under the Investment Company Act of 1940, as amended, and issued by a registered investment company (collectively, the “Issuers”); and

WHEREAS, on the terms and conditions hereinafter set forth, Distributor desires to make shares of the Funds available as investment options under the Plans and the Contracts and to retain the Company to perform certain administrative services on behalf of the Distributor, and the Company is willing and able to furnish such services.

NOW, THEREFORE, the Company and Distributor agree as follows:

1. Transactions in the Funds. (a) Subject to the terms and conditions of this Agreement, Distributor will cause the Issuers to make shares of the Funds available to be purchased, exchanged, or redeemed, by or on behalf of the Plans through a single omnibus account per Plan, per class of each Fund (the “Accounts”) at the net asset value applicable to each order or in accordance with the applicable Fund’s then-current prospectus. The Company will comply with the investment minimums set forth in each Fund’s prospectus, which minimums may differ by class and’or by Fund. The Funds’ shares shall be purchased and redeemed on a net basis in such quantity and at such time as determined by the Company to correspond with investment instructions received by the Company from the Participants. Dividends and capital gains distributions will be automatically reinvested in full and fractional shares of the Funds. Each transaction is always made subject to confirmation by the Distributor at the net asset value next computed after receipt of the order.

(b) Any order for the purchase of shares of the Funds pursuant to this Agreement shall be accepted at the time when it is received by the Funds’ transfer agent, unless rejected by Distributor or the Funds’ transfer agent. No order that is placed on a conditional basis or is subject to any delay or contingency prior to execution will be accepted.

2. Services. (a) The Company agrees to provide all administrative services for the Plans and Plan Participants, including but not limited to those services specified in EXHIBIT B (collectively the “Administrative Services”).

(b) If the Company is the broker of record for certain classes of the Funds, it will provide distribution services for such classes, including but not limited to receiving and answering correspondence from prospective shareholders, distributing prospectuses, statements of additional information, and shareholder reports; providing facilities to answer questions from prospective investors about Fund shares; assisting investors in completing application forms and selecting dividend and other account options; and other reasonable services designed to assist in the distribution of the Funds (collectively the “Distribution Services”).

(c) The Company agrees that it will maintain and preserve all records as required by law or its agreement with Plan sponsors to be maintained and preserved in connection with providing the Administrative Services and the Distribution Services, and will otherwise comply with all laws, rules and regulations applicable to the provision of the Administrative Services and the Distribution Services. Upon request, the Company will provide Distributor or its representatives reasonable information regarding the quality of the Administrative Services and the Distribution Services being provided and the Company’s compliance with the terms of this Agreement.

3. Timing of Transactions. (a) Distributor hereby appoints the Company as agent for the Funds for the limited purpose of accepting purchase and redemption orders for Fund shares from the Plans sponsors and/or Participants, as applicable. On each day the New York Stock Exchange (the “Exchange”) is open for business (each, a “Business Day”); the Company may receive instructions from the Plans sponsors and/or Participants for the purchase or redemption of shares of the Funds (“Orders”). Orders shall be placed by 9:30 a.m. Eastern time the morning of the following Business Day. Orders will be sent directly to a Fund or its specified agent in accordance with the provisions of Section 4 below. Payment for purchases shall be wired to a custodial account designated by the Fund or the Distributor and payment for redemptions shall be wired in Federal Funds to an account designated by NFS in order to coincide with the order for Fund shares. The Distributor will execute the Orders at the net asset value as determined as of the Close of Trading on the prior Business Day. Dividends and capital gain distributions shall be reinvested in additional shares at the ex-date net asset value. Notwithstanding the above, the Distributor shall not be held responsible for providing the Company capital gain information when the New York Stock Exchange is closed, when an emergency exists making the valuation of net assets not reasonably practicable, or during any period when the Securities and Exchange Commission (“SEC-) has by order permitted the suspension of pricing shares for the protection of shareholders.

(b) Notwithstanding Section 3(a) above, if the Securities and Exchange Commission adopts a rule, or Congress adopts a law, that changes the requirements for intermediaries with regard to accepting Orders on behalf of the Funds, the timing of transmitting Orders to the Funds, or otherwise affects the way Orders are accepted, transmitted or priced, Section 3(a) shall be deemed to be automatically amended to comply with such new rule or law.

4. Processing of Transactions.

(a) Transactions in Fund shares will generally be settled through the National Securities Clearing Corporation’s (“NSCC”) Mutual Fund Settlement, Entry, and Registration Verification (Fund/SERV) system, and the following provisions shall apply:

(I) Each party to this Agreement represents that it or one of its affiliates has entered into the Standard Networking Agreement with the NSCC and it desires to participate in the programs offered by the NSCC Fund/SERV system which provide (i) an automated process \ hereby shareholder purchases and redemptions, exchanges and transactions of mutual fund shares are executed through the Fund/SERV system, and (ii) a centralized and standardized communication system for the exchange of customer-level information and account activity through the Fund/SERV Networking system (“Networking”).

(2) For each Fund/SERV transaction, including transactions establishing accounts with the Distributor or its affiliate, the Company shall provide the Funds and the Distributor or its affiliate with all information necessary or appropriate to establish and maintain each Fund/SERV transaction (and any subsequent changes to such information), which the Company hereby certifies is and shall remain true and correct. The Company shall maintain documents required by the Funds to effect Fund/SERV transactions. Each instruction shall be deemed to be accompanied by a representation by the Company that it has received proper authorization from each person whose purchase, redemption, account transfer or exchange transaction is effected as a result of such instruction.

(3) At all times each party shall maintain insurance coverage that is reasonable and customary in light of all its responsibilities hereunder and under applicable law. Such coverage shall insure for losses resulting from the criminal acts, errors or omissions of each party’s employees and agents.

(4) The parties agree to participate in Networking with each other under the terms of the Standard Networking Agreement, except that (i) Section 12 of Article IV relating to governing law is hereby amended by deleting the second sentence of such section, and (ii) Section 13 of Article IV relating to arbitration of disputes is hereby deleted and shall be of no force and effect among the parties.

(5) The Company represents and warrants that all instructions, questions and other correspondence concerning the accounts for which trades are made in accordance with this Section 4(a) shall come from the Company, and that individual account holders shall contact the Company, rather than contact Distributor or the Funds directly, with instructions, questions and requests concerning the Funds. The Company further represents and warrants that it, rather than Distributor or the Funds, has reporting responsibility to its clients for confirmations of transactions and monthly, quarterly and year-end statements.

(b) If transactions in Fund shares are to be settled directly with the Funds’ transfer agent, procedures relating to the processing and settlement of Orders shall be subject to such instructions as Distributor may forward to the Company from time to time. Payment for net purchase transactions shall be made by wire transfer or through a clearinghouse agency approved by us to the applicable Fund custodial account designated by Distributor on the Business Day next following the Trade Date. Such wire transfers shall be initiated by the Company’s bank prior to 4:00 p.m. Eastern time and received by the Funds prior to 6:00 p.m. Eastern time on the Business Day next following the Trade Date. If payment for a purchase Order is not timely received, the Fund may cancel the Order or, at Distributor’s option, resell the shares to the applicable Fund at the then prevailing net asset value, and the Company shall be responsible for all costs to Distributor, the Funds or any affiliate of the Funds resulting from such resale. The Company shall be responsible for any loss, expense, liability or damage, including loss of profit suffered by Distributor and/or the respective Funds resulting from delay or failure to make timely payment for such shares or cancellation of any trade, or for any Orders that are processed on an “as of basis as an accommodation to the Company. The Company shall not be entitled to any gains generated thereby.

(c) The Company agrees not to withhold placing Orders received from any customers for the purchase or sale of shares so as to profit itself as a result of such withholding. The Company shall not purchase shares through Distributor except for the purpose of covering purchase Orders received by the Company, or for the Company’s bona fide investment. The Company agrees to purchase shares only from the Funds or its customers. If the Company purchases shares from its customers, it will pay such customers not less than the applicable redemption price as established by the then-current prospectuses of the Funds.

(d) In the event of equipment failure or technical malfunctions or the parties’ inability to otherwise perform transactions pursuant to the FUND/SERV Processing Procedures, or the parties’ mutual consent to use manual processing, the Manual Processing Procedures below will apply.

1.

On each Business Day, Nationwide may receive Instructions from the Plan participants for the purchase or redemption of shares of the Funds based solely upon receipt of such Instructions prior to the Close of Trading on that Business Day. Instructions in good order received by Nationwide prior to the close of trading on any given Business Day (generally, 4:00 p.m. ET (the “Trade Date”) and transmitted to the Distributor by no later than 9:30 a.m. ET the Business Day following the Trade Date (“Trade Date plus One” or “T+1”), will be executed at the NAV (“Share Price”) of each applicable Fund, determined as of the Close of Trading on the Trade Date.

2.

By no later than 6:30 p.m. ET on each Trade Date (“Price Communication Time”), the Distributor will use its best efforts to communicate to Nationwide via electronic transmission acceptable to both parties, the Share Price of each applicable Fund, as well as dividend and capital gain information and, in the case of funds that credit a daily dividend, the daily accrual or interest rate factor, determined at the Close of Trading on that Trade Date.

3.

As noted in Paragraph 1 above, by 9:30 a.m. ET on T+1 (“Instruction Cutoff Time”) and after Nationwide has processed all approved transactions, Nationwide will transmit to the Distributor via facsimile, telefax or electronic transmission or system-to-system, or by a method acceptable to Nationwide and the Distributor, a report (the “Instruction Report”) detailing the Instructions that were received by Nationwide prior to the Funds’ daily determination of Share Price for each Fund (i.e., the Close of Trading) on Trade Date.

(A)

It is understood by the parties that all Instructions from the Plan participant shall be received and processed by Nationwide in accordance with its standard transaction processing procedures. Nationwide or its designees shall maintain records sufficient to identify the date and time of receipt of all Plan participant transactions involving the Funds and shall make or cause to be made such records available upon reasonable request for examination by the Funds or its designated representative, or by appropriate governmental authorities. Under no circumstances shall Nationwide change, alter or modify any Instructions received by it in good order.

(B)

Following the completion of the transmission of any Instructions by Nationwide to the Distributor by the Instruction Cutoff Time, Nationwide will verify that the Instruction was received by the Distributor.

(C)

In the event that an Instruction transmitted by Nationwide on any Business Day is not received by the Distributor by the Instruction Cutoff Time, due to mechanical difficulties or for any other reason beyond Nationwide’s reasonable control, such Instruction shall nonetheless be treated by the Distributor as if it had been received by the Instruction Cutoff Time, provided that Nationwide retransmits such Instruction by facsimile transmission to the Distributor and such Instruction is received by the Distributor’s financial control representative no later than 9:30 a.m. ET on T+1. In addition, Nationwide will place a phone call to the Distributor prior to 9:00 a.m. ET on T+1 to advise the Distributor that a facsimile transmission concerning the Instruction is being sent.

(D)	With respect to all Instructions, the Distributor will manually adjust a Fund’s records for the Trade Date to reflect any Instructions sent by Nationwide.

(E)

By no later than 4:00 p.m. on T+1, and based on the information transmitted to the Distributor pursuant to Paragraph 3(c) above, Nationwide will use its best efforts to verify that all Instructions provided to the Distributor on T+1 were accurately received and that the trades for each Account were accurately completed and Nationwide will use its best efforts to notify Distributor of any discrepancies.

4.

As set forth below, upon the timely receipt from Nationwide of the Instructions, the Fund will execute the purchase or redemption transactions (as the case may be) at the Share Price for each Fund computed as of the Close of Trading on the Trade Date.

(A)

Except as otherwise provided herein, all purchase and redemption transactions will settle on T+ I . Settlements will be through net Federal Wire transfers to an account designated by a Fund. In the case of Instructions which constitute a net purchase order, settlement shall occur by Nationwide initiating a wire transfer by 1:00 p.m. ET on T+1 to the custodian for the Fund for receipt by the Funds’ custodian by no later than the Close of Business at the New York Federal Reserve Bank on T+1, causing the remittance of the requisite funds to the Distributor to cover such net purchase order.

In the case of Instructions which constitute a net redemption order, settlement shall occur by the Distributor using its best efforts to cause the remittance of the requisite funds to cover such net redemption order by Federal Funds Wire on T+1, provided that the Fund reserves the right to (i) delay settlement of redemptions for up to seven (7) Business Days after receiving a net redemption order in accordance with Section 22 of the 1940 Act and Rule 22c-I thereunder, or (iii) suspend redemptions pursuant to the 1940 Act or as otherwise required by law. Settlements shall be in U.S. dollars.

(B)

Nationwide (and its Variable and Trust Accounts) shall be designated as record owner of each account (“Record Owner”) and Company shall provide Nationwide with all written confirmations required under federal and state securities laws.

(C)

On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Instructions. Instructions will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open. The original T+1 Settlement Date will not apply. Rather, for purposes of this Paragraph 4(c) only, the Settlement Date will be the date on which the Instruction settles.

(D)

Nationwide shall, upon receipt of any confirmation or statement concerning the accounts, verify the accuracy of the information contained therein against the information contained in Nationwide’s internal record-keeping system and shall promptly, advise the Distributor in writing of any discrepancies between such information. The Distributor and Nationwide shall cooperate to resolve any such discrepancies as soon as reasonably practicable.

5. Prospectus and Proxy Materials. Distributor shall provide the Company with reasonable quantities of the Issuer’s prospectuses, statements of additional information, proxy materials, periodic fund reports to shareholders and other materials that are required by law to be sent to the Issuers’ shareholders, each in the amounts and at the times requested by the Company. At the Company’s option, instead of providing printed prospectuses, statements of additional information and periodic fund reports, Distributor will provide electronic files (in .pdf format) of such documents to the Company or its designee, to be printed together with the other funds offered under any Contract In that situation, the Company will inform Distributor of the number of such documents that are printed, and Distributor will reimburse the Company in the amount saved by Distributor by not printing that number of documents. The cost of any distribution of prospectuses, proxy materials, periodic fund reports and other materials of the Issuers to the Plans or their Participants shall be paid by either the Company, the Plans or the Plan sponsors, as determined by Company’s agreement with the Plans, and shall not be the responsibility of Distributor or the Issuers.

6. Compensation and Expenses.

(a) Certain of the Funds have adopted distribution plans pursuant to which Distributor, on behalf of each such Fund, will pay a service fee to dealers in accordance with the provisions of such Funds’ distribution plans. The service fee is paid as additional consideration for all personal services, account maintenance services and/or Distribution Services provided by the broker of record to shareholders of the applicable Fund. The provisions and terms of these Funds’ distribution plans are described in their respective prospectuses, and the Company hereby agrees that Distributor has made no representations with respect to the distribution plans of such Funds in addition to, or conflicting with, the description set forth in their respective prospectuses. The fee for each class of Shares of the Funds will be set by Distributor based on the relevant distribution plans. Any such fee shall be paid only to the broker of record pursuant to Distributor’s records, whether that broker is the Company or another entity. Only one broker may be designated as the broker of record on any account.

(b) The Company acknowledges that the Distributor and the Fund’s transfer agent shall not accept any Orders for any broker of record or other client that has not entered into an agreement with the Distributor. Distributor may, in its sole discretion, reject any and all applications reflecting a broker that does not have such an agreement with Distributor.

(c) Distributor acknowledges that, for classes with lower minimums, it will derive a substantial savings in administrative expenses, such as a reduction in expenses related to postage, shareholder communications and recordkeeping, by virtue of having a single omnibus account per class per Fund for the Accounts rather than having each Participant as a shareholder. In consideration of performance of the Administrative Services by the Company, Distributor will pay the Company the fee (the “Administrative Services Fee”) set forth on EXHIBIT C per annum of the average aggregate amount invested by the Company in shares of each class of the Funds made available under this Agreement. Notwithstanding any other provision of this Agreement, no Administrative Services Fee shall be paid to the Company on any trades that are cleared through any third party clearing agency (other than PFPC, Inc.) unless the Company is listed as the broker/dealer of record on the accounts so cleared.

(d) Distributor agrees to pay an Annual Maintenance Fee of $1 ,000 per Fund offered in the BOA Advisory Services Wrap product and a one-time set-up fee of $1,500 per Fund offered in the BOA Advisory Services Wrap product. If Distributor has funds participating in the Trust Accounts, the Distributor agrees to pay a $1,500 set up fee, per Fund. The latter fees will be paid only upon the addition of a Fund to the BOA Advisory Services Wrap product or the Trust Accounts, as appropriate, and all fees shall be paid upon invoice by the Company.

(e) For the purposes of computing the payments to the Company contemplated by this Section 6, the average aggregate amount invested by the Company on behalf of the Accounts in the Funds over a one month period shall be computed by totaling the Company’s aggregate investment (share net asset value multiplied by total number of shares of the Funds held by the Company) on each calendar day during the month and dividing by the total number of calendar days during such month. Distributor will calculate the amount of the payments to be made pursuant to this Section 6 at the end of each calendar quarter and will make such payments to the Company within 30 days thereafter.

(f) The check for such payments will be accompanied by a statement showing the calculation of the amounts being paid for the relevant period and such other supporting data as may be reasonably requested by the Company and shall be mailed to:

Attention:
Phone No.:
Fax No.:

(g) Other than the fees specifically set forth in this Section 6, Distributor will not be responsible for paying any other fees to the Company, including but not limited to asset-based fees or fees for system set up or maintenance.

7. Representations.

(a) The Company represents and warrants that (i) it is, or will be, authorized under agreements with the Plans to implement the investment of Plan assets in shares of the Funds as directed by the Participants, (ii) it is authorized to provide the Administrative Services for the Plans consistent with the terms of this Agreement; (iii) if it is acting as a broker, the Company is registered as a broker and/or dealer under the Securities Exchange Act of 1934, as amended, and is “censed and qualified as a broker and/or dealer or are otherwise authorized to offer and sell the .Funds under the laws of each jurisdiction in which it will offer and sell the Funds; (iv) its agents and employees are and will remain duly registered and licensed to offer and sell the Funds in those jurisdictions where necessary; (v) if the Company is a broker, it is a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”) and will maintain such membership, (vi) this Agreement has been duly authorized by all necessary corporate action and, when executed and delivered, shall constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms; (vii) it has established the Mutual Funds Separate Accounts (the “Separate Accounts”), each of which is a duly authorized and established separate account under applicable state law; (viii) the Separate Accounts are exempt from the registration requirements of the 1940 Act by virtue of Section 3(c)(11) thereof; (ix) the Contracts are exempt from registration under the Securities Act of 1933 (the “1933 Act”) by virtue of Section 3(a)(2) thereof; (x) each Contract provides for the allocation of net amounts received by the Company to the Separate Accounts for investment in the shares of one or more specified investment companies selected among those companies available through the Separate Accounts to act as underlying investment media; (xi) selection of a particular investment company is made by the Participant or a Plan Sponsor under a particular Contract, who may change such selection from time to time in accordance with the terms of the applicable Contract; and (xii) the activities of the Company contemplated by this Agreement comply with all provisions of federal and state securities laws applicable to such activities.

(b) Distributor represents that (i) this Agreement has been duly authorized by all necessary corporate action and, when executed and delivered, shall constitute the legal, valid and binding obligation of each of them, enforceable in accordance with its terms; (ii) it is registered as a broker-dealer under the Securities and Exchange Act of 1934, as amended (the “1934 Act”) and will remain duly registered under all applicable federal and state securities laws, and is a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”) and serves as distributor of the Funds and that it will perform its obligations for the Fund in accordance with any applicable state and federal securities laws; (iii) the investments of the Funds will at all times be adequately diversified within the meaning of Section 817(h) of the Code and the regulations thereunder, (iv) shares of the Issuers are registered and authorized for sale in accordance with all federal and state securities laws, and (v) the prospectus of each Fund complies in all material respects with federal and state securities laws.

8. Additional Covenants and Agreements.

(a) Each party shall comply with all provisions of federal and state laws applicable to its respective activities under this Agreement. All obligations of each party under this Agreement are subject to compliance with applicable federal and state laws.

(b) Each party shall promptly notify the other party if one of its representations is no longer true, and in the event that it is, for any reason, unable to perform any of its obligations under this Agreement.

(c) The Company covenants and agrees that all Orders accepted and transmitted by it hereunder with respect to each Plan on any Business Day will be based upon instructions that it received from the Plan, the Participants, or a Plan’s sponsor and/or authorized committee, in proper form prior to the relevant Fund’s Price Time on that Business Day. The Company shall time stamp all Orders or otherwise maintain records that will enable the Company to demonstrate compliance with Section 8(c) hereof. Further, upon reasonable request by Distributor, the Company will provide evidence reasonably satisfactory to the Funds’ Board of Directors to demonstrate its compliance with Rule 22c-1 requirements and provide the requester with copies of its internal control report, if one is obtained.

(d) The Company covenants and agrees that all Orders transmitted to the Issuers, whether by telephone, telecopy, or other electronic transmission acceptable to Distributor, shall be sent by or under the authority and direction of a person designated by the Company as being duly authorized to act on behalf of the owner of the Accounts. Distributor shall be entitled to rely on the existence of such authority and to assume that any person transmitting Orders for the purchase, redemption or transfer of Fund shares on behalf of the Company is “an appropriate person” as used in Sections 8-107 and 8-401 of the Uniform Commercial Code with respect to the transmission of instructions regarding Fund shares on behalf of the owner of such Fund shares. The Company shall maintain the confidentiality of all passwords and security procedures issued, installed or otherwise put in place with respect to the use of Remote Computer Terminals and assumes full responsibility for the security therefor. The Company further agrees to be responsible for the accuracy, propriety and consequences of all data transmitted to Distributor by the Company by telephone, telecopy or other electronic transmission acceptable to Distributor.

(e) The Company agrees that, to the extent it is able to do so, it will use its best efforts to give equal emphasis and promotion to shares of the Funds as is given to other underlying investment options available to the Plans, subject to applicable Securities and Exchange Commission and National Association of Securities Dealers, Inc. rules. In addition, the Company shall not impose any fee, condition, or requirement for the use by a Plan of the Funds as investment options that operates to the specific prejudice of the Funds vis-a-vis the other investment media made available to such Plan by the Company.

(f) The Company shall not, without the written consent of Distributor, make representations concerning the Issuers or the shares of the Funds except those contained in the then-current prospectus and in current printed sales literature approved by Distributor or the Issuers.

(g) Advertising and sales literature with respect to the Issuers or the Funds prepared by the Company or its agents, if any, for use in marketing shares of the Funds to the Plans or othenvise educating Participants shall be submitted to Distributor for review and approval before such material is used.

(h) The Company agrees that, to the extent any abusive trading is identified in any Account invested in any Fund, whether or not that Fund is a Redemption Fee Fund (as defined below), the Company will cooperate with the Distributor in acting to eliminate such abusive trading.

9. Redemption Fee Funds. Subject to any limitations or requirements imposed by Distributor or the Funds, and in accordance with the Agreement, the Company may offer any Fund that carries a redemption fee as set forth in its prospectus (the “Redemption Fee Funds”) in accordance with the terms of this Section 9. In order to offer one or more of these Funds through an omnibus account, the Company agrees to track the time period each Plan Participant holds the shares of each Fund purchased and, if an exchange or redemption is made within the applicable time period (as set forth in the relevant Fund’s then-current prospectus), the Company will notify the Funds of that fact when placing the order for exchange or redemption. Any redemption order placed will be net of the applicable redemption fee. Such tracking shall be done on a first-in-first-out basis.

10. Use of Names. Except as otherwise expressly provided for in this Agreement, neither Distributor, nor any of its affiliates, nor the Funds shall use any trademark, trade name, service mark or logo of the Company, or any variation of any such trademark, trade name, service mark or logo, without the Company’s prior written consent, the granting of which shall be at the Company’s sole option. Except as otherwise expressly provided for in this Agreement, the Company shall not use any trademark, trade name, service mark or logo of the Issuers or Distributor, or any variation of any such trademarks, trade names, service marks, or logos, without the prior written consent of either the Issuers or Distributor, as appropriate, the granting of which shall be at the sole option of Distributor and/or the Issuers, as appropriate.

11. Sales Literature. The Company and its agents shall make no representations about Distributor and the Funds except those contained in publicly available documents or other documents produced by Distributor (or an entity on its behalf). The Company agrees to allow Distributor 15 Business Days to review sales literature created by the Company that discusses the Funds. Upon reasonable request, the Company agrees to furnish draft copies to Distributor and to allow 15 Business Days for the review of such material prior to use and prior to the submission of such material to any applicable regulatory entity. Distributor must either provide comments within the 15-day period of time or affirmatively decline to provide comments. Failure to provide comments or affirmatively decline to provide comments within that period of time shall constitute acceptance of such sales literature.

Distributor shall make no representations about the Company and the Contracts except those contained in publicly available documents or other documents produced by the Company (or an entity on its behalf). Distributor agrees to allow the Company 15 Business Days to review sales literature created by Distributor relating to the Funds, which discusses the Contracts or the Plans. Upon reasonable request, Distributor agrees to furnish draft copies to the Company and allow 15 Business Days for the review of such material prior to use and prior to the submission of such material to any applicable regulatory entity. The Company must either provide comments within the 15-day period of time or affirmatively decline to provide comments. Failure to provide comments or affirmatively decline to provide comments within that period of time shall constitute acceptance of such sales literature.

12. Privacy and Confidentiality Information. For purposes of this Section, -Customer Information” means non-public personally identifiable information as defined in the Gramm-Leach-Bliley Act and the rules and regulations promulgated thereunder. Each party agrees not to use, disclose or distribute to others any Customer Information except as necessary to perform the terms of this Agreement, and each party agrees to comply with all applicable provisions of the Gramm-Leach-Bliley Act.

13. Proxy Voting. If the Company or its nominee is the shareholder of record for a an, the Company shall vote (or shall cause its nominee to vote) all shares owned on behalf of such Plan. For Plans that pass through voting rights to their Participants, the Company shall vote the shares of the Issuers for which no voting instructions are received from Participants in the same proportion as shares for which such instructions have been received (or shall use its best efforts to obtain the agreement of the Plan trustees or other authorized representatives to do so). The Company shall not oppose or interfere with the solicitation of proxies from the beneficial owners of the Issuers’ shares held by or through the Plans.

14. Indemnity.

(a) Distributor agrees to indemnify and hold harmless the Company and its officers, directors, employees, agents, affiliates and each person, if any, who controls the Company within the meaning of the Securities Act of 1933 (collectively, the “Indemnified Parties” for purposes of this Section 14(a)) against any losses, claims, expenses, damages or liabilities (including amounts paid in settlement thereof) or litigation expenses (including reasonable legal and other expenses) (collectively, “Losses”), to which the Indemnified Parties may become subject, insofar as such Losses result from a breach by Distributor of a material provision of this Agreement. Distributor will reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such Losses. Distributor shall not be liable for indemnification hereunder if such Losses are attributable to the negligence or misconduct of the Company in performing its obligations under this Agreement.

(b) The Company agrees to indemnify and hold harmless Distributor and the Issuers, and their respective officers, directors, employees, agents, affiliates and each person, if any, who controls each Issuer or Distributor within the meaning of the Securities Act of 1933 (collectively, the “Indemnified Parties” for purposes of this Section 14(b)) against any Losses to which the Indemnified Parties may become subject, insofar as such Losses result from (0 a breach by the Company of a material provision of this Agreement, (ii) the use by any person of the Remote Computer Terminals, (iii) the acceptance by Distributor or an affiliate of any transaction or account maintenance information from the Company through Fund/SERV, or (iv) the Company’s sales practices and procedures, including the provision of any information not provided or approved by the Distributor in accordance with Sections 8(g) and 11 hereof The Company will reimburse any reasonable legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such Losses. The Company shall not be liable for indemnification hereunder if such Losses are attributable to the negligence or misconduct of Distributor or the Issuers in performing their obligations under this Agreement.

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 14. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 14 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

(d) If the indemnifying party assumes the defense of any such action, the indemnifying party shall not, without the prior written consent of the indemnified parties in such action, settle or compromise the liability of the indemnified parties in such action, or permit a default or consent to the entry of any judgment in respect thereof, unless in connection with such settlement, compromise or consent, each indemnified party receives from such claimant an unconditional release from all liability in respect of such claim.

15. Termination; Withdrawal of Offering. This Agreement may be terminated by any party upon 90 days’ prior written notice to the other party, or, on 60 days’ written notice pursuant to a vote of a majority of the outstanding securities of the Funds. Notwithstanding the above, each Issuer reserves the right, without prior notice, to suspend sales of shares of any Fund, in whole or in part, or to make a limited offering of shares of any of the Funds in the event that (A) any regulatory body commences formal proceedings against the Company, Distributor or any of the Issuers, which proceedings Distributor reasonably believes may have a material adverse impact on the ability of Distributor, the Issuers or the Company to perform its obligations under this Agreement or (B) in the judgment of Distributor, declining to accept any additional instructions for the purchase or sale of shares of any such Fund is warranted by market, economic or political conditions. Notwithstanding the foregoing, this Agreement may be terminated immediately (i) by any party as a result of any other breach of this Agreement by another party, which breach is not cured within 30 days after receipt of notice from the other party, (ii) by any party upon a determination that continuing to perform under this Agreement would, in the reasonable opinion of the terminating party’s counsel, violate any applicable federal or state law, rule, regulation or judicial order, (iii) by a vote of a majority of the independent directors, or (iv) upon assignment of either party. Termination of this Agreement shall not affect the obligations of the parties to make payments under Section 4 for Orders received by the Company prior to such termination and shall not affect the Issuers’ obligation to maintain the Accounts in the name of the Plans or any successor trustee or recordkeeper for the Plans. Following termination, Distributor shall not have any Administrative Services payment obligation to the Company (except for payment obligations accrued but not yet paid as of the termination date).

16. Non-Exclusivity. Each of the parties acknowledges and agrees that this Agreement the arrangement described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

17. Survival. The provisions of Section 10 (Use of Names) Section 11 (Sales Literature), Section 12 (Privacy and Confidentiality Information), and Section 14 (Indemnity) of this Agreement shall survive termination of this Agreement.

18. Amendment. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all of the parties hereto.

19. Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

To the Company:

    Nationwide Financial Services, Inc.

One Nationwide Plaza, 1-12-04

Columbus OH 43215

Attention: Vice President — Investment Advisory Services

(614) 249-4459 (office number)

(614) 249-7166 (telecopy number)

With a copy to:

NFS

One Nationwide Plaza

1-09-VC

Columbus OH 43215

Attn: Associate General Counsel — NT Practice Group

(614) 677-9352 (office number)

(614) 249-7254 (telecopy number)

To the Issuers or Distributor:

American Century Investment Services, Inc.

4500 Main Street

Kansas City, Missouri 64111

Attention: Janet A. Nash, Esq.

(816) 340-7480 (office number)

(816) 340-4964 (telecopy number)

Any notice, demand or other communication given in a manner prescribed in this Section 18 shall be deemed to have been delivered on receipt.

13. Successors and Assigns. This Agreement may not be assigned and will be terminated automatically upon any attempted assignments. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors.

14. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

15. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

16. Remedies Not Exclusive. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties to this Agreement are entitled to under state and federal laws.

17. Entire Agreement. This Agreement, including the attachments hereto, constitutes the entire agreement between the parties with respect to the matters dealt with herein, and supersedes all previous agreements, written or oral, with respect to such matters, specifically including that certain Amended and Restated Fund Participation Agreement between the parties dated as of April 1, 2001, that certain Services Agreement by and between Nationwide Life Insurance Company and the Distributor dated as of February 7, 2001, that certain Services Agreement between Nationwide Life Insurance Company of America (f/k/a Provident Mutual Life Insurance Company) and the Distributor (as assignee of Funds Distributor, Inc.) dated as of May 24, 1999, and that certain Fund/SERV Agreement between Nationwide Investment Services Corporation and American Century Services Corporation dated as of December 11, 1998.

If the foregoing correctly sets forth our understanding, please indicate your agreement to, and acceptance thereof by signing below, whereupon this Agreement shall become a binding agreement between us as of the latest date indicated.

AMERICAN NTURY INVESTMENT SERVICES, INC.

By: /s/ William M Lyons
Name: William M Lyons
Title: Executive Vice President
Date: 9/13/17

We agree to and accept the terms of the foregoing Agreement.

NATIONWIDE FINANCIAL SERVICES, INC.

By:	/s/ William G Goslee
Name: William G. Goslee
Title: Vice President
Date: 9/14/04

EXHIBIT A

AFFILIATES AND SUBSIDIARIES INCLUDED IN DEFINITION OF “COMPANY”

Nationwide Investment Services Corporation

Nationwide Life Insurance Company

Nationwide Life Insurance Company of America

Nationwide Trust Company, FSB

Nationwide Retirement Solutions, Inc.

National Deferred Compensation, Inc.

EXHIBIT B

ADMINISTRATIVE SERVICES

Pursuant to the Agreement to which this is attached, the Company shall perform or cause to be performed all administrative and shareholder services required or requested by the Plans with respect to Participants of the Plans, including, but not limited to, the following:

1. Maintain separate records for each Participant under the Plans, which records shall reflect the shares purchased and redeemed and share balances of such Participants. The Company will maintain a single master account with each Fund on behalf of the Plans and such account shall be in the name of the Company (or its nominee) or the trustee of the Plans (or a Plan’s nominee) as the record owner of shares owned by the Plans.

2. Disburse or credit to the Plans all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

3. Prepare and transmit to the Plans and/or Participants, as required by law or the Plans, periodic statements showing the total number of shares owned by the Participants as of the statement closing date, purchases and redemptions of Fund shares by the Participants during the period covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares), and such other information as may be required, from time to time, by the Plans.

4. Transmit purchase and redemption orders to the Funds on behalf of the Plans in accordance with the procedures set forth in Section 4 to the Agreement.

5. Ensure the distribution to the Plans and/or Participants, as appropriate, copies of the Funds’ prospectus, proxy materials, periodic fund reports to shareholders and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.

6. Maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Administrative Services for the Plans.

7. Support and respond to service inquiries from a plan.

EXHIBIT C

FEES

Administrative Services Fee
Investor Class
[**]
	Product	Fee
All 457 Plan assets except assets in the New York
State Deferred Compensation Plan; all non-457
	Plan assets except assets in Ultra or Growth	[**]
	All non-457 Plan assets in Ultra or Growth	[**]
Assets in the New York State Deferred
	Compensation Plan		[**]
Advisor Class
[**]
	Product	Fee
	All 457 Plan assets	[**]
	All non-457 Plan assets	[**]
Institutional Class
[**]

Product	Fee
All 457 Plan assets	[**]
All non-457 Plan assets	[**]

Expense ratio of each Fund is set forth in each Fund’s then-current prospectus.

Institution Fee

[**]

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT

MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDMENT NO. 1 TO SERVICES AGREEMENT

THIS AMENDMENT NO. 1 TO SERVICES AGREEMENT (“Amendment”) effective as of December 1, 2005, by and between NATIONWIDE FINANCIAL SERVICES, INC. (the “Company”) and AMERICAN CENTURY INVESTMENT SERVICES, INC. (“Distributor”), is being made to the Services Agreement dated September 15, 2004 (the “Agreement”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

WHEREAS, the parties have agreed to modify the reimbursement for certain Plans and add additional classes of shares to those made available as investment options; and

WHEREAS, the parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1. Compensation and Expenses. Exhibit C is hereby deleted in its entirety and replaced with Exhibit C attached hereto.

2. Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first above written.

NATIONWIDE FINANCIAL SERVICES, INC.	AMERICAN CENTURY
INVESTMENT SERVICES, INC.

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT C

FEES

Administrative Services Fee

Investor Class

[**]

Advisor Class and A Class at NAV1

[**]

Institutional Class

[**]

R Class

[**]

Distribution Fee

[**]

[1]	No front-end load shall be charged and no dealer concession paid.

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDMENT NO. 2 TO SERVICES AGREEMENT

THIS AMENDMENT NO. 2 TO SERVICES AGREEMENT (“Amendment”) effective as of June 22, 2007, by and between NATIONWIDE FINANCIAL SERVICES, INC. (the “Company”) and AMERICAN CENTURY INVESTMENT SERVICES, INC. (“Distributor”), and is being made to the Services Agreement dated September 15, 2004, as amended December 1, 2005, (the “Agreement”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

WHEREAS, the parties wish to update the list of Nationwide subsidiaries listed on Exhibit A; and

WHEREAS, the parties have agreed to clarify the reimbursement terms as set forth on Exhibit C with respect to the assets in any Nationwide 401(k) product beginning July 1, 2007; and

WHEREAS, the parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1. Subsidiaries. Exhibit A is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

2. Compensation and Expenses. Exhibit C is hereby deleted in its entirety and replaced with Exhibit C attached hereto.

3. Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

5. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the date first above written.

NATIONWIDE FINANCIAL SERVICES, INC.		AMERICAN CENTURY
INVESTMENT SERVICES, INC.

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT A

Subsidiary Life Insurance Companies

Nationwide Life Insurance Company

Other Subsidiaries

Nationwide Trust Company, FSB, a division of Nationwide Bank

Nationwide Investment Services Corporation

Nationwide Retirement Solutions, Inc., and subsidiaries and affiliates

Nationwide Life Insurance Company of America

Nationwide Life and Annuity Company of America

Nationwide Investment Advisors, LLC

Any other existing or future direct or indirect subsidiaries of Nationwide Financial

Services, Inc. issuing Separate Accounts, offering Trust/Custodial Accounts, or performing duties or obligations hereunder on behalf of Nationwide provided that such subsidiary is duly formed, validly existing and has all necessary licenses.

EXHIBIT C

FEES

Administrative Services Fee

Investor Class

[**]

Advisor Class and A Class at NAV1

[**]

[1]	No front-end load shall be charged and no dealer concession paid.

[**]

Institutional Class

[**]

R Class

[**]

Distribution Fee

[**]

AMENDMENT NO. 3 TO SERVICES AGREEMENT

This Amendment No. 3 (“Amendment”) dated as of March 1, 2009 is by and among Nationwide Financial Services, Inc., on behalf of its subsidiaries listed on Exhibit A (collectively, “Company”), and American Century Investment Services, Inc. (“Distributor”). This Amendment amends the Services Agreement (the “Agreement”) dated September 15, 2004, as amended on December 1, 2005 and June 22, 2007.

WHEREAS, Company and Distributor desire to amend the Agreement.

NOW, THEREFORE, the Agreement is amended as follows:

1.	Section “19. Notices” is updated with the following information for Company:

Nationwide Financial Services, Inc.

One Nationwide Plaza, 2-02-18

Columbus, Ohio 43215

Attention: AVP – NF Investment Offerings

2.	The following language is hereby added to the Agreement:

Each party may disclose that it has entered into this arrangement. Further, each party may disclose the annual fees payable to Company under this arrangement. Each party agrees that it shall only disclose such information when it has determined in good faith that such disclosure is appropriate under the circumstances and that such disclosure is made in furtherance of the business purposes of the parties as set forth in the Agreement.

3.	Exhibit A is deleted in its entirety and replaced with the Exhibit A attached hereto.

4.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

NATIONWIDE FINANCIAL SERVICES, INC.		AMERICAN CENTURY INVESTMENT SERVICES, INC.

/s/ Karen R Colvin		/s/ Cindy A Johnson
By:	Karen R. Colvin	By:	Cindy A. Johnson
Title:	AVP – NF Investment Offerings	Title:	Vice President

1

EXHIBIT A

Subsidiary Life Insurance Companies

Nationwide Life Insurance Company

Nationwide Life and Annuity Insurance Company

Other Subsidiaries

Nationwide Trust Company, FSB, a division of Nationwide Bank

Nationwide Investment Services Corporation

Nationwide Retirement Solutions, Inc., and subsidiaries and affiliates

Nationwide Life Insurance Company of America

Nationwide Life and Annuity Company of America

Nationwide Investment Advisors, LLC

2

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDMENT NO. 4 TO SERVICES AGREEMENT

This Amendment No. 4 (“Amendment”) dated as of April 1, 2012 is by and among Nationwide Financial Services, Inc., on behalf of its subsidiaries listed on Exhibit A (collectively, “Company”), and American Century Investment Services, Inc. (“Distributor”). This Amendment amends the Services Agreement (the “Agreement”) dated September 15, 2004, as amended. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, parties have agreed to modify Section 19 of the Agreement as set forth herein;

WHEREAS, the parties have agreed to revise the attached Exhibit A and Exhibit C, which areis hereby incorporated into the Agreement; and

WHEREAS, the parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1. Section “19. Notices” is updated with the following information for Company:

Nationwide Financial Services, Inc.

One Nationwide Plaza, 1-12-101

Columbus, Ohio 43215

Attention: AVP, NIA Operations and Third Party Relations

2 Exhibit A. Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached hereto.

3. Exhibit C. Exhibit C of the Agreement is hereby deleted in its entirety and replaced with Exhibit C attached hereto.

4. Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

6. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

NATIONWIDE FINANCIAL SERVICES, INC.		AMERICAN CENTURY INVESTMENT SERVICES, INC.

By:	/s/ Steven D Pierce	By:	/s/ Cindy A Johnson
Name:	Steven D. Pierce	Name:	Cindy A. Johnson
Title:	AVP, NIA Operations and Third Party Relations	Title:	Vice President

EXHIBIT A

Subsidiary Life Insurance Companies

Nationwide Life Insurance Company

Nationwide Life and Annuity Insurance Company

Other Subsidiaries

Nationwide Trust Company, FSB, a division of Nationwide Bank

Nationwide Investment Services Corporation

Nationwide Retirement Solutions, Inc., and subsidiaries and affiliates

Nationwide Investment Advisors, LLC

Any other existing or future direct or indirect subsidiaries of Nationwide Financial Services, Inc. issuing Separate Accounts, offering Trust/Custodial Accounts, or performing duties or obligations hereunder on behalf of Nationwide provided that such subsidiary is duly formed, validly existing and has all necessary licenses.

EXHIBIT C

FUNDS AVAILABLE AND APPLICABLE FEES

Administrative Services Fees:

[**]

Investor Class

Fund Total Expense Ratio	Fee

[**]

Advisor Class and A Class at NAV

Fund Total Expense Ratio	Fee

[**]

Institutional Class Funds

[**]

R Class Funds - All funds [**]

Distribution Fee:

[**]

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDMENT NO. 5 TO SERVICES AGREEMENT

This AMENDMENT NO. 5 TO SERVICES AGREEMENT (“Amendment”) is made and entered into as of July 1, 2015, by and between NATIONWIDE FINANCIAL SERVICES, INC. (the “Company”) and AMERICAN CENTURY INVESTMENT SERVICES, INC. (the “Distributor”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Company and the Distributor are parties to a certain Services Agreement, dated as of September 15, 2004, as amended December 1, 2005, June 22, 2007, March 1, 2009, and April 1, 2012 (the “Agreement”);

WHEREAS, as a result of the current interest rate environment, the Distributor suspended the payment of applicable 12b-1 fees on A Class of certain money market Funds (“Money Market Funds”) as well as stopped payment of any administrative services fees (shareholder recordkeeping fees, sub-TA fees or per account fees) on Investor or A Class Money Market Funds;

WHEREAS, the parties have agreed to make modifications to the fee payment terms of the Agreement in accordance with the fee adjustments described above;

WHEREAS, subject to the terms and conditions of the Agreement, the Distributor desires to make available R6 Class shares of the Funds from time to time;

WHEREAS, in connection with the expansion of the classes of Funds available under the Agreement, the parties agree to revise certain payment terms provided for in the Agreement; and

WHEREAS, the parties now desire to modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

1. Money Market Funds. Notwithstanding anything to the contrary provided for in the Agreement, no payment shall be made to the Company for any administrative services fees with respect to a Money Market Fund as of April 1, 2013, and the Distributor’s obligation to make payments of applicable distribution or 12b-1 fees with respect to a Money Market Fund, if any, shall be contingent upon receipt by the Distributor of such payments from the respective Money Market Fund.

2. R6 Class. Subject to the terms and conditions of the Agreement, the Distributor will from time to time make available R6 Class shares of certain Funds.

1

3. Compensation and Expenses.

a. The following language is hereby added to Section 6(a), immediately following the existing text:

“The current fees paid for Distribution Services are reflected on EXHIBIT C attached hereto.”

b. The following language is hereby added to Section 6(c), immediately following the existing text:

“Notwithstanding anything to the contrary provided for in the Agreement, no Administrative Services Fee or any other fee shall be paid to the Company with respect to any money market Fund or for assets that are held in the R6 Class of shares of any Fund.”

4. Section “19. Notices” is updated with the following information for Company:

Nationwide Financial Services, Inc.

One Nationwide Plaza, 5-04-206J

Columbus, Ohio 43215

Attention: AVP, External Funds Management

5. EXHIBIT C to the Agreement is hereby deleted in its entirety and replaced with EXHIBIT C attached hereto.

6. Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

7. Full Force and Effect. Except as expressly supplemented, amended, or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

2

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

AMERICAN CENTURY INVESTMENT SERVICES, INC.		NATIONWIDE FINANCIAL SERVICES, INC.

By:	/s/ Cindy A Johnson	By:	Steven D Pierce
Name:	Cindy A. Johnson	Name:	Steven D. Pierce
Title:	Vice President	Title:	Associate Vice President, External Funds Management

3

EXHIBIT C

FEES

Class	Administrative Services Fee	Distribution Services Fee

Investor Class

Equity	[**]	[**]

Fixed Income	[**]	[**]

Money Market	[**]	[**]

Advisor and/or A Class

Equity	[**]	[**]

Fixed Income	[**]	[**]

Money Market	[**]	[**]

R Class	[**]	[**]

Institutional Class

Equity	[**]	[**]

Fixed Income	[**]	[**]

R6 Class	[**]	[**]

Distribution Fee: [**]

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDMENT NO. 6 TO SERVICES AGREEMENT

THIS AMENDMENT NO. 6 TO SERVICES AGREEMENT (the “Amendment”) is made as of this 1st day of April, 2017 by and between AMERICAN CENTURY INVESTMENT SERVICES, INC. (the “Distributor”) and NATIONWIDE FINANCIAL SERVICES, INC. (the “Company”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

WHEREAS, the parties entered into a Services Agreement dated September 15, 2004, as amended (the “Agreement”);

WHEREAS, effective April 10, 2017, the name of Institutional Class shares available under the Agreement, if any, will change to I Class or R5 Class, as provided for in the applicable Fund Prospectus;

WHEREAS, subject to the terms and conditions of the Agreement and applicable eligibility requirements as provided for in a Fund’s Prospectus, the Distributor desires to make available I Class and R5 Class shares of certain Funds from time to time;

WHEREAS, in connection with the expansion of the classes of Funds available under the Agreement, the parties agree to revise certain payment terms provided for in the Agreement; and

WHEREAS, the parties to this Amendment now desire to modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.

Effective as of April 10, 2017, any references to Institutional Class shares in the Agreement, if any, are hereby replaced with references to I Class shares and/or R5 Class shares, as applicable by Fund. Subject to the terms and conditions of the Agreement and applicable eligibility requirements as provided for in a Fund’s Prospectus, the Distributor will from time to time make available I Class and R5 Class shares of certain Funds.

2.	Section “19. Notices” is updated with the following information for Company:

Nationwide Financial Services, Inc.

One Nationwide Plaza, 5-02-210A

Columbus, Ohio 43215

Attention: AVP, External Funds Management Operations

3.	Exhibit C. Exhibit C to the Agreement is hereby deleted in its entirety and replaced with the Exhibit C attached hereto.

1

4.

Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

5.

Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

6.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

AMERICAN CENTURY INVESTMENT SERVICES, INC.		NATIONWIDE FINANCIAL SERVICES, INC.

By:	/s/ Cindy A Johnson	By:	/s/ Steven D Pierce
Name:	Cindy A. Johnson	Name:	Steven D. Pierce
Title:	Vice President	Title:	Associate Vice President

2

EXHIBIT B

Services

Services Provided by The Company for Administrative Service Fees

Pursuant to the Agreement, the Company shall perform and incur expenses for all administrative services with respect to the Plans and their Participants, including but not limited to, the following:

1.

Maintaining separate records for each Participant, which shall reflect the Fund shares purchased and redeemed and Fund share balances of such Participant. the Company will maintain a single master account with each Fund on behalf of the Plan/Participants and such account shall be in the name of the Company (or its designee) as record owner of shares owned by the Plans/Participants.

2.	Disbursing or crediting to the Plans/Participants all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

3.

Preparing and transmitting to Plans and/or Participants, as required by law, periodic statements showing the total number of shares owned by Participants as of the statement closing date, purchases and redemptions of Fund shares by the Participants during the period covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares), and such other information as may be required, from time to time, by Plan/Participants.

4.	Supporting and responding to service inquiries from the Plan/Participants.

5.	Maintaining and preserving all records required by law to be maintained and preserved in connection with providing the Administrative Services for Plans/Participants.

6.	Generating written confirmations and quarterly statements to Participants.

7.

Distributing to Participants, to the extent required by applicable law, Funds’ prospectuses, proxy materials, periodic fund reports to Participants and other materials that the Funds are required by law or otherwise to provide to their current or prospective Participants.

8.	Transmitting purchase and redemption orders to the Funds or its designee on behalf of the Plan/Participants, in accordance with Section 4 of the Agreement.

Services Provided by The Company for 12b-1 Fees

Pursuant to the Agreement, the Company shall perform and incur expenses for distribution and shareholder services in exchange for the Fees, including, but not limited to the following:

1.	Providing information to and answering inquires from registered representatives and Participants on investments in the Funds.

2.	Distribute Fund prospectuses, SAIs, and semi-annual and annual reports to prospective Participants.

3.	Maintain customer privacy, security, and currency of information systems and other systems, including but not limited to:

a.	Advisor website and tools

b.	Customer relationship management systems

c.	Producer information data warehouses

d.	All licensing platforms

e.	Sales reporting

4.	Expenses relating to printing and distributing advertising, including but not limited to:

a.	Reports to prospective and current Participants

b.	Marketing content to supplement the acquisition of new Participants

c.	Product illustrations

d.	Sales literature

e.	Customer enrollment materials

f.	New product development and filing

5.	Providing personnel and communication equipment used in connection with the distribution or shareholder services provided.

6.	Furnishing the Distributor with records of sales, redemptions and repurchases of Shares for marketing/distribution purposes.

7.	Preparing reports for Distributor as shall reasonably be required by Distributor.

8.	Providing such other distribution services as Distributor may reasonably request.

9.	Expenses associated with educating and compensating registered representatives of broker dealers selling the contracts.

EXHIBIT C

FEES

Class	Administrative Services Fee	Distribution Fees
Investor Class

Equity Fixed Income Money Market	[**]	[**]

Distribution Fee: In consideration for distribution services provided by the Company and its affiliates, a distribution fee of 5 bps shall be paid on: Cook County 457 Plan – any assets held by the Plan in Large Cap Value Investor Class.

Advisor and/or A Class	[**]

Equity Fixed Income Money Market		[**]

R Class	[**]	[**]

I and/or R5 Class

Equity Fixed Income	[**]	[**]

R6 Class	[**]	[**]

The Company and the Distributor agree that the fees described in this Agreement do not constitute payment in any manner for investment advisory services.

The parties agree that fees will be paid to the Company according to this Agreement with respect to each Fund as long as shares of such Fund are held by the Accounts.

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDMENT NO. 7 TO SERVICES AGREEMENT

THIS AMENDMENT NO. 7 TO SERVICES AGREEMENT (the “Amendment”) is made as of this 1st day of January 2020 by and between AMERICAN CENTURY INVESTMENT SERVICES, INC. (the “Distributor”) and NATIONWIDE FINANCIAL SERVICES, INC. (the “Company”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

WHEREAS, the parties entered into a Services Agreement dated September 15, 2004, as amended (the “Agreement”);

WHEREAS, subject to the terms and conditions of the Agreement, the Distributor desires to make available Institutional class shares of the Avantis Investors™ mutual funds issued by American Century ETF Trust (the “Avantis Funds”) from time to time;

WHEREAS, in connection with the addition of the Avantis Funds under the Agreement, the parties agree to revise certain payment terms provided for in the Agreement; and

WHEREAS, the parties to this Amendment now desire to modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	Exhibit C. Exhibit C to the Agreement is hereby deleted in its entirety and replaced with the Exhibit C attached hereto.

2.

Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

3.

Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

4.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

1

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

AMERICAN CENTURY INVESTMENT SERVICES, INC.	NATIONWIDE FINANCIAL SERVICES, INC.

By:	By:	/s/ Steven D Pierce
Name:	Name:	Steven D. Pierce
Title:	Title:	VP, IMG External Funds Mgmt Ops

2

EXHIBIT C

FEES

Class	Administrative Services Fee	Distribution Fees

Investor Class Equity Fixed Income Money Market	[**]	[**]

Distribution Fee: In consideration for distribution services provided by the Company and its affiliates, a distribution fee of 5 bps shall be paid on: Cook County 457 Plan – any assets held by the Plan in Large Cap Value Investor Class.

Advisor and/or A Class Equity Fixed Income Money Market	[**]	[**]

R Class	[**]	[**]

I and/or R5 Class Equity Fixed Income	[**]	[**]

R6 Class	[**]	[**]

Institutional Class [**]

Avantis Funds

The Company and the Distributor agree that the fees described in this Agreement do not constitute payment in any manner for investment advisory services.

The parties agree that fees will be paid to the Company according to this Agreement with respect to each Fund as long as shares of such Fund are held by the Accounts.